Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 22, 2019
Contact:	Kevin McPhaill, President/CEO
Phone:	(559) 782‑4900 or (888) 454‑BANK
Website Address:	www.sierrabancorp.com

SIERRA BANCORP REPORTS EARNINGS

Porterville, CA – July 22, 2019 – Sierra Bancorp (Nasdaq: BSRR), parent of Bank of the Sierra, today announced its unaudited financial results for the three- and six-month periods ended June 30, 2019.   Sierra Bancorp reported consolidated net income of $8.829 million for the second quarter of 2019,  representing an increase of $837,000, or 10%, relative to the second quarter of 2018.   The favorable variance in net income came largely from the positive impact of a higher average balance of interest-earning assets,  but also includes an increase in noninterest income.   The Company’s return on average assets was 1.39% in the second quarter of 2019, return on average equity was 12.27%, and diluted earnings per share were $0.57.

For the first six months of 2019 the Company recognized net income of $17.724 million, which reflects an increase of 21% relative to the same period in 2018.  The Company’s financial performance metrics for the first half of 2019 include an annualized return on average equity of 12.62%, a return on average assets of 1.41%, and diluted earnings per share of $1.15.

Assets totaled $2.577 billion at June 30, 2019, representing an increase of $55 million, or 2%, for the first half of the year.   The increase in assets resulted primarily from an increase in outstanding balances on mortgage warehouse lines and growth in investment securities, partially offset by a drop in non-agricultural real estate loans.   Gross loans grew to $1.778 billion at June 30, 2019,  for an increase of $46 million, or 3%, for the first six months of the year.  Total nonperforming assets dropped by over $1 million, or 22%, during the first half of 2019.   Deposits totaled $2.179 billion at June 30, 2019, representing a year-to-date organic increase of $63 million, or 3%, while non-deposit borrowings were reduced by $40 million.

“I have been up against tough competition all my life. I wouldn't know how to get along without it.”

–  Walt Disney

“We are proud of our results for the second quarter of 2019, which reflect robust net income and a respectable efficiency ratio,” stated Kevin McPhaill, President and CEO.    “Deposit growth was also solid, but loan growth was challenging during this past quarter as we saw increasing competition on rates and loan structure.  Our bankers are up to the challenge and they remain focused on loan growth and consistent credit quality,” he noted further.  “We are optimistic about the remainder of the year and look forward to continued growth while keeping an eye on efficiency,” McPhaill concluded.

Financial Highlights

As noted above, net income increased by $837,000, or 10%, for the second quarter of 2019 relative to the second quarter of 2018, and by $3.022 million, or 21%, for the first six months of 2019 as compared to the same period in 2018.  Significant variances in the components of pre-tax income and in our provision for income taxes, including some items of a nonrecurring nature, are noted below.

Sierra Bancorp Financial Results

July 22, 2019

Net interest income increased by $1.399 million, or 6%, for the second quarter of 2019 over the second quarter of 2018 and $3.612 million, or 8%, for the first six months of 2019 relative to the same period in 2018.  The increase for the second quarter is due to growth in average interest-earning assets totaling $151 million, or 7%,  partially offset by a three basis point drop in our net interest margin.  Organic growth in the average balance of real estate loans was the main factor impacting the increase in average earning assets, and our net interest margin fell for the quarterly comparison because the cost of interest-bearing liabilities increased more than the yield on interest-earning assets.  The improvement in net interest income for the comparative year-to-date periods resulted from an increase of $155 million, or 7%, in average interest-earning assets and a 3 basis point increase in our net interest margin.  Our net interest margin has been impacted in recent periods by market factors and competitive forces as well as nonrecurring interest items, which typically include interest income recovered upon the resolution of nonperforming loans, the reversal of interest income when a loan is placed on non-accrual status, and accelerated fees or prepayment penalties recognized for early payoffs.  Nonrecurring items added  $65,000 to interest income in the second quarter of 2019 relative to $126,000 in the second quarter of 2018, and $272,000 to interest income in the first half of 2019 as compared to $228,000 in the first half of 2018.   Moreover, discount accretion on loans from whole-bank acquisitions enhanced our net interest margin by five basis points in the second quarter of 2019 as compared to 11 basis points in the second quarter 2018, and four basis points for the first six months of 2019 relative to eight basis points in the first six months of 2018.

The Company recorded a  loan loss provision of $400,000 in the second quarter of 2019 relative to a provision of $300,000 in the second quarter of 2018, and the year-to-date loan loss provision totaled $700,000 in 2019 as compared to $500,000 in 2018.   The 2019 provision was deemed necessary subsequent to our determination of the appropriate level for our allowance for loan and lease losses, taking into consideration overall credit quality, growth in outstanding loan balances, and reserves required for specifically identified impaired loan balances.

Total noninterest income reflects increases of $426,000, or 8%, for the quarterly comparison and $1.199 million, or 11% for the year-to-date period.  The quarterly comparison includes a $232,000 nonrecurring gain resulting from the write up of certain restricted stock pursuant to a periodic assessment of its market value, and a $100,000 nonrecurring gain from the wrap-up of a low-income housing tax credit fund investment.  It also reflects higher service charges on deposits and an increase in debit card interchange income.  Those increases were partially offset by a $294,000 unfavorable swing in bank-owned life insurance (BOLI) income, resulting from fluctuations in income on BOLI associated with deferred compensation plans.  The main difference between the quarterly and year-to-date variances in noninterest income came in BOLI income, which reflects an increase of $408,000 for the year-to-date period rather than a decline, again due to significant fluctuations in deferred compensation BOLI income.

Total noninterest expense increased by $362,000, or 2%, in the second quarter of 2019 relative to the second quarter of 2018, and by $328,000, or 1%, in the first six months of 2019 as compared to the first six months of 2018.    Compensation costs and occupancy expenses were roughly the same for the respective comparative periods, but other noninterest expense increased by $366,000, or 6%, for the quarterly comparison and $259,000, or 2%, for the first half.  The variances in other noninterest expense include increases in net OREO expense totaling $615,000 for the quarter and $407,000 for the first six months, largely driven by nonrecurring OREO gains that helped offset expenses in 2018, and the offsetting impact of lower nonrecurring acquisition costs in 2019.  Acquisition costs were minimal in 2019, but totaled $151,000 in the second quarter of 2018 and $437,000 in the first half of 2018.  The variances were also affected by fluctuations in deferred compensation expense for directors, which is linked to the changes in BOLI income.  The absolute decline in directors’ deferred compensation costs totaled $198,000 for the quarterly comparison, but the year-to-date comparison reflects an increase of $156,000.  The Company’s provision for income taxes was 26.4% of pre-tax income in the second quarter of 2019 relative to 24.9% in the second quarter of 2018, and 25.3% of pre-tax income for the first half of 2019 relative to 24.4% for the same period in 2018.

Balance sheet changes during the first half of 2019 include an increase in total assets of $55 million, or 2%, due to growth in mortgage warehouse loans and investment securities, partially offset by real estate loan runoff and a lower level of cash and due from banks.   Gross loans were up by $46 million, or 3%, including increases of $63 million in mortgage warehouse loans and $3 million in combined agricultural loans.   Mortgage warehouse loan balances increased due to market factors favorably impacting mortgage origination and refinancing activity, heightened business development efforts, and pricing adjustments.  Non-agricultural real estate loans, on the other hand, declined by $17

Sierra Bancorp Financial Results

July 22, 2019

million, since a sizeable drop in residential real estate loans was only partially offset by growth in commercial real estate loans.  Commercial and industrial loans also fell by $3 million, and consumer loans declined slightly.  No assurance can be provided with regard to future loan growth as loan payoffs have occurred at relatively high levels in recent periods, mortgage warehouse loan volumes are difficult to predict,  the number of lending opportunities which meet our credit criteria continues to decline, and competition has increased.   Other assets did not change materially,  since the increase resulting from operating lease assets booked at the beginning of 2019, pursuant to our adoption of FASB’s ASU 2016‑02, was largely offset by our first quarter 2019 collection of a receivable established at the end of 2018 for expected proceeds from the sale of a large foreclosed property.

Total nonperforming assets, comprised of non-accrual loans and foreclosed assets, fell by $1.348 million, or 22%, during the first half of 2019 due to the impact of net loan charge-offs, as well as our continued efforts to sell OREO and resolve nonperforming loan balances.   The Company’s ratio of nonperforming assets to loans plus foreclosed assets dropped to 0.27% at June 30, 2019 from 0.36% at December 31, 2018.   All of the Company’s impaired assets are periodically reviewed, and are either well-reserved based on current loss expectations or are carried at the fair value of the underlying collateral, net of expected disposition costs.

The Company’s allowance for loan and lease losses was $9.883 million at June 30, 2019,  as compared to a balance of $9.750 million at December 31, 2018.   The slight increase resulted from the addition of a $700,000 loan loss provision in the first half of 2019, less $567,000 in net loan balances charged off during the period.   Because the increase in the allowance was proportionate to growth in our loan portfolio, the allowance was 0.56% of total loans at both June 30, 2019 and December 31, 2018.   It should be noted that our need for reserves in recent periods has been favorably impacted by acquired loans, which were booked at their fair values on the acquisition dates and thus did not initially require a loan loss allowance.   Furthermore, loss reserves allocated to mortgage warehouse loans are relatively low because we have not experienced any losses in that portfolio segment.   Management’s detailed analysis indicates that the Company’s allowance for loan and lease losses should be sufficient to cover credit losses inherent in loan and lease balances outstanding as of June 30, 2019, but no assurance can be given that the Company will not experience substantial future losses relative to the size of the allowance.

Deposit balances reflect growth of $63 million, or 3%, during the first six months of 2019.   Core non-maturity deposits increased by $31 million, or 2%, while customer time deposits increased by $32 million, or 7%.   Junior subordinated debentures increased slightly from accretion of the discount on trust-preferred securities, and other non-deposit borrowings were reduced by $40 million, or 55%.   Other liabilities increased by $8 million, or 30%, due in large part to a liability for future operating lease payments that was set up in conjunction with the operating lease asset noted above.

Total capital of $297 million at June 30, 2019 reflects  an increase of $24 million, or 9%, relative to year-end 2018 due to capital from the addition of net income, an $11 million favorable swing in accumulated other comprehensive income/loss, and stock options exercised, net of $5.5 million in dividends paid.   There were no share repurchases executed by the Company during the first six months of 2019.

About Sierra Bancorp

Sierra Bancorp is the holding company for Bank of the Sierra (www.bankofthesierra.com), which is in its 42nd year of operations and is the largest independent bank headquartered in the South San Joaquin Valley.   Bank of the Sierra is a community-centric regional bank, which offers a broad range of retail and commercial banking services through full-service branches located within the counties of Tulare, Kern, Kings, Fresno, Los Angeles, Ventura, San Luis Obispo and Santa Barbara.   The Bank also maintains an online branch, and provides specialized lending services through an agricultural credit center and an SBA center.   In 2018, Bank of the Sierra was recognized as one of the strongest and top-performing community banks in the country, with a 5‑star rating from Bauer Financial and a Sm-All Star award from Sandler O’Neill.

Sierra Bancorp Financial Results

July 22, 2019

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company.  Readers are cautioned not to unduly rely on forward looking statements.  Actual results may differ from those projected.  These forward-looking statements involve risks and uncertainties including but not limited to the health of the national and local economies, the Company’s ability to attract and retain skilled employees, customers’ service expectations, the Company’s ability to successfully deploy new technology, the success of acquisitions and branch expansion, changes in interest rates, loan portfolio performance, and other factors detailed in the Company’s SEC filings, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Form 10‑K and Form 10‑Q.

Sierra Bancorp Financial Results

July 22, 2019

STATEMENT OF CONDITION
(balances in $000's, unaudited)
			Jun '19 vs		Jun '19 vs		Jun '19 vs
ASSETS	6/30/2019	3/31/2019	Mar '19	12/31/2018	Dec '18	6/30/2018	Jun '18
Cash and Due from Banks	$ 67,790	$ 68,063	0%	$ 74,132	-9%	$ 85,102	-20%
Investment Securities	577,266	563,628	+2%	560,479	+3%	559,968	+3%

Real Estate Loans (non-Agricultural)	1,285,557	1,318,740	-3%	1,302,389	-1%	1,196,841	+7%
Agricultural Real Estate Loans	152,619	155,110	-2%	151,541	+1%	141,475	+8%
Agricultural Production Loans	51,509	52,086	-1%	49,103	+5%	53,339	-3%
Comm'l & Industrial Loans & Leases	124,974	125,679	-1%	128,220	-3%	127,710	-2%
Mortgage Warehouse Lines	154,954	91,118	+70%	91,813	+69%	95,645	+62%
Consumer Loans	8,286	8,256	0%	8,862	-6%	9,334	-11%
Gross Loans & Leases	1,777,899	1,750,989	+2%	1,731,928	+3%	1,624,344	+9%
Deferred Loan & Lease Fees	2,831	2,787	+2%	2,602	+9%	2,920	-3%
Loans & Leases Net of Deferred Fees	1,780,730	1,753,776	+2%	1,734,530	+3%	1,627,264	+9%
Allowance for Loan & Lease Losses	(9,883)	(9,438)	+5%	(9,750)	+1%	(9,136)	+8%
Net Loans & Leases	1,770,847	1,744,338	+2%	1,724,780	+3%	1,618,128	+9%

Bank Premises & Equipment	28,385	28,855	-2%	29,500	-4%	30,182	-6%
Other Assets	132,744	134,203	-1%	133,611	-1%	132,063	+1%
Total Assets	$ 2,577,032	$ 2,539,087	+1%	$ 2,522,502	+2%	$ 2,425,443	+6%

LIABILITIES & CAPITAL
Noninterest Demand Deposits	$ 658,900	$ 658,524	0%	$ 662,527	-1%	$ 674,283	-2%
Int-Bearing Transaction Accounts	570,763	556,628	+3%	535,726	+7%	577,054	-1%
Savings Deposits	289,872	291,875	-1%	283,953	+2%	301,322	-4%
Money Market Deposits	117,010	120,697	-3%	123,807	-5%	151,736	-23%
Customer Time Deposits	492,553	483,024	+2%	460,327	+7%	383,527	+28%
Wholesale Brokered Deposits	50,000	50,000	0%	50,000	0%	-	NM
Total Deposits	2,179,098	2,160,748	+1%	2,116,340	+3%	2,087,922	+4%

Junior Subordinated Debentures	34,856	34,811	0%	34,767	0%	34,677	+1%
Other Interest-Bearing Liabilities	32,667	19,360	+69%	72,459	-55%	17,239	+89%
Total Deposits & Int.-Bearing Liabilities	2,246,621	2,214,919	+1%	2,223,566	+1%	2,139,838	+5%

Other Liabilities	33,559	40,100	-16%	25,912	+30%	25,367	+32%
Total Capital	296,852	284,068	+5%	273,024	+9%	260,238	+14%
Total Liabilities & Capital	$ 2,577,032	$ 2,539,087	+1%	$ 2,522,502	+2%	$ 2,425,443	+6%

Note:  An "NM" designation indicates that the percentage change is "Not Meaningful", likely due to the fact that numbers for the comparative periods are of opposite signs or because the denominator is zero

Sierra Bancorp Financial Results

July 22, 2019

GOODWILL & INTANGIBLE ASSETS
(balances in $000's, unaudited)			Jun '19 vs		Jun '19 vs		Jun '19 vs
	6/30/2019	3/31/2019	Mar '19	12/31/2018	Dec '18	6/30/2018	Jun '18
Goodwill	$ 27,357	$ 27,357	0%	$ 27,357	0%	$ 27,357	0%
Core Deposit Intangible	5,918	6,187	-4%	6,455	-8%	6,919	-14%
Total Intangible Assets	$ 33,275	$ 33,544	-1%	$ 33,812	-2%	$ 34,276	-3%

CREDIT QUALITY
(balances in $000's, unaudited)			Jun '19 vs		Jun '19 vs		Jun '19 vs
	6/30/2019	3/31/2019	Mar '19	12/31/2018	Dec '18	6/30/2018	Jun '18
Non-Accruing Loans	$ 4,120	$ 4,568	-10%	$ 5,156	-20%	$ 3,093	+33%
Foreclosed Assets	770	806	-4%	1,082	-29%	2,112	-64%
Total Nonperforming Assets	$ 4,890	$ 5,374	-9%	$ 6,238	-22%	$ 5,205	-6%

Performing TDR's (not incl. in NPA's)	$ 9,246	$ 10,750	-14%	$ 10,920	-15%	$ 11,981	-23%

Non-Perf Loans to Gross Loans	0.23%	0.26%		0.30%		0.19%
NPA's to Loans plus Foreclosed Assets	0.27%	0.31%		0.36%		0.32%
Allowance for Ln Losses to Loans	0.56%	0.54%		0.56%		0.56%

SELECT PERIOD-END STATISTICS
(unaudited)
	6/30/2019	3/31/2019		12/31/2018		6/30/2018
Shareholders Equity / Total Assets	11.5%	11.2%		10.8%		10.7%
Gross Loans / Deposits	81.6%	81.0%		81.8%		77.8%
Non-Int. Bearing Dep. / Total Dep.	30.2%	30.5%		31.3%		32.3%

Sierra Bancorp Financial Results

July 22, 2019

CONSOLIDATED INCOME STATEMENT
(in $000's, unaudited)
	Qtr Ended:		2Q19 vs	Qtr Ended:	2Q19 vs	Six Months Ended:		YTD19 vs
	6/30/2019	3/31/2019	1Q19	6/30/2018	2Q18	6/30/2019	6/30/2018	YTD18
Interest Income	$27,788	$27,483	+1%	$24,883	+12%	$55,271	$48,360	+14%
Interest Expense	3,589	3,510	+2%	2,083	+72%	7,099	3,800	+87%
Net Interest Income	24,199	23,973	+1%	22,800	+6%	48,172	44,560	+8%
Provision for Loan & Lease Losses	400	300	+33%	300	+33%	700	500	+40%
Net Int after Provision	23,799	23,673	+1%	22,500	+6%	47,472	44,060	+8%
Service Charges	3,151	2,943	+7%	3,027	+4%	6,094	5,974	+2%
BOLI Income	127	900	-86%	423	-70%	1,027	626	+64%
Gain (Loss) on Investments	22	6	+267%	-	NM	28	-	NM
Other Noninterest Income	2,555	2,057	+24%	1,979	+29%	4,613	3,963	+16%
Total Noninterest Income	5,855	5,906	-1%	5,429	+8%	11,762	10,563	+11%
Salaries & Benefits	8,994	9,243	-3%	8,997	0%	18,237	18,180	0%
Occupancy Expense	2,450	2,361	+4%	2,451	0%	4,811	4,799	0%
Other Noninterest Expenses	6,212	6,248	-1%	5,846	+6%	12,461	12,202	+2%
Total Noninterest Expense	17,656	17,852	-1%	17,294	+2%	35,509	35,181	+1%
Income Before Taxes	11,998	11,727	+2%	10,635	+13%	23,725	19,442	+22%
Provision for Income Taxes	3,169	2,832	+12%	2,643	+20%	6,001	4,740	+27%
Net Income	$8,829	$8,895	-1%	$7,992	+10%	$17,724	$14,702	+21%
TAX DATA
Tax-Exempt Muni Income	$1,072	$1,045	+3%	$1,018	+5%	$2,117	$2,034	+4%
Interest Income - Fully Tax Equivalent	$28,073	$27,761	+1%	$25,154	+12%	$55,834	$48,901	+14%
NET CHARGE-OFFS	$(45)	$612	NM	$155	NM	$567	$407	+39%

Note:  An "NM" designation indicates that the percentage change is "Not Meaningful", likely due to the fact that numbers for the comparative periods are of opposite signs or because the denominator is zero

Sierra Bancorp Financial Results

July 22, 2019

PER SHARE DATA
(unaudited)	Qtr Ended:		2Q19 vs	Qtr Ended:	2Q19 vs	Six Months Ended:		YTD19 vs
	6/30/2019	3/31/2019	1Q19	6/30/2018	2Q18	6/30/2019	6/30/2018	YTD18
Basic Earnings per Share	$ 0.58	$ 0.58	0%	$ 0.52	+12%	$ 1.16	$ 0.96	+21%
Diluted Earnings per Share	$ 0.57	$ 0.58	-2%	$ 0.52	+10%	$ 1.15	$ 0.95	+21%
Common Dividends	$ 0.18	$ 0.18	0%	$ 0.16	+13%	$ 0.36	$ 0.32	+13%

Wtd. Avg. Shares Outstanding	15,329,907	15,311,154	0%	15,254,575	0%	15,320,784	15,243,697	+1%
Wtd. Avg. Diluted Shares	15,458,320	15,447,747	0%	15,429,129	0%	15,453,212	15,420,886	0%

Book Value per Basic Share (EOP)	$ 19.36	$ 18.53	+4%	$ 17.06	+13%	$ 19.36	$ 17.06	+13%
Tangible Book Value per Share (EOP)	$ 17.19	$ 16.34	+5%	$ 14.81	+16%	$ 17.19	$ 14.81	+16%

Common Shares Outstanding (EOP)	15,332,550	15,328,030	0%	15,258,100	0%	15,332,550	15,258,100	0%

KEY FINANCIAL RATIOS
(unaudited)	Qtr Ended:			Qtr Ended:		Six Months Ended:
	6/30/2019	3/31/2019		6/30/2018		6/30/2019	6/30/2018
Return on Average Equity	12.27%	12.99%		12.44%		12.62%	11.53%
Return on Average Assets	1.39%	1.44%		1.34%		1.41%	1.25%
Net Interest Margin (Tax-Equiv.)	4.21%	4.30%		4.24%		4.25%	4.22%
Efficiency Ratio (Tax-Equiv.)	58.17%	58.74%		60.44%		58.46%	63.01%
Net C/O's to Avg Loans (not annualized)	0.00%	0.04%		0.01%		0.03%	0.03%

Sierra Bancorp Financial Results

July 22, 2019

AVERAGE BALANCE SHEET, INTEREST INCOME/EXPENSE, & YIELD/RATE
(balances in $000's, unaudited)	For the quarter ended			For the quarter ended			For the quarter ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investments:
Federal funds sold/int-earning due from's	$ 18,795	$ 115	2.45%	$ 11,469	$ 73	2.58%	$ 13,080	$ 61	1.87%
Taxable	425,498	2,591	2.44%	418,901	2,617	2.53%	424,446	2,300	2.17%
Non-taxable	149,555	1,072	3.64%	142,329	1,045	3.77%	141,224	1,018	3.66%
Total investments	593,848	3,778	2.74%	572,699	3,735	2.84%	578,750	3,379	2.53%

Loans and Leases:
Real estate	1,459,871	20,099	5.52%	1,464,275	20,100	5.57%	1,325,251	17,800	5.39%
Agricultural Production	51,285	793	6.20%	50,550	780	6.26%	53,867	753	5.61%
Commercial	120,081	1,536	5.13%	122,597	1,577	5.22%	124,320	1,489	4.80%
Consumer	8,661	292	13.52%	8,718	315	14.65%	9,760	297	12.21%
Mortgage warehouse lines	98,249	1,239	5.06%	63,120	927	5.96%	89,633	1,126	5.04%
Other	3,426	51	5.97%	3,107	49	6.40%	2,503	39	6.25%
Total loans and leases	1,741,573	24,010	5.53%	1,712,367	23,748	5.62%	1,605,334	21,504	5.37%
Total interest earning assets	2,335,421	$ 27,788	4.82%	2,285,066	$ 27,483	4.93%	2,184,084	$ 24,883	4.62%
Other earning assets	21,712			21,176			10,436
Non-earning assets	195,284			200,115			205,446
Total assets	$ 2,552,417			$ 2,506,357			$ 2,399,966

Liabilities and shareholders' equity
Interest bearing deposits:
Demand deposits	$ 120,018	$ 88	0.29%	$ 99,252	$ 72	0.29%	$ 139,546	$ 109	0.31%
NOW	437,040	134	0.12%	437,209	126	0.12%	422,619	116	0.11%
Savings accounts	289,767	77	0.11%	287,773	75	0.11%	301,528	80	0.11%
Money market	123,482	43	0.14%	128,686	41	0.13%	153,143	37	0.10%
Time Deposits	489,485	2,467	2.02%	472,296	2,316	1.99%	380,778	1,252	1.32%
Wholesale Brokered Deposits	47,890	284	2.38%	50,000	325	2.64%	0	0	0.00%
Total interest bearing deposits	1,507,682	3,093	0.82%	1,475,216	2,955	0.81%	1,397,614	1,594	0.46%
Borrowed funds:
Junior Subordinated Debentures	34,830	470	5.41%	34,784	483	5.63%	34,651	436	5.05%
Other Interest-Bearing Liabilities	22,547	26	0.46%	26,521	72	1.10%	23,719	53	0.90%
Total borrowed funds	57,377	496	3.47%	61,305	555	3.67%	58,370	489	3.36%
Total interest bearing liabilities	1,565,059	$ 3,589	0.92%	1,536,521	$ 3,510	0.93%	1,455,984	$ 2,083	0.57%
Demand deposits - Noninterest bearing	655,136			652,910			656,486
Other liabilities	43,550			39,150			29,786
Shareholders' equity	288,672			277,776			257,710
Total liabilities and shareholders' equity	$ 2,552,417			$ 2,506,357			$ 2,399,966

Interest income/interest earning assets			4.82%			4.93%			4.62%
Interest expense/interest earning assets			0.61%			0.63%			0.38%
Net interest income and margin		$ 24,199	4.21%		$ 23,973	4.30%		$ 22,800	4.24%
NOTE: Where impacted by non-taxable income, yields and net interest margins have been computed on a tax equivalent basis utilizing a 21% tax rate

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